UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On Tuesday, June 13, 2023, Alpine Immune Sciences, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) at 1:30 p.m., Pacific Time, as a web-hosted, virtual meeting. As of the close of business on April 20, 2023, the record date for the 2023 Annual Meeting, there were 47,965,835 shares of common stock entitled to vote at the meeting. 41,461,920 shares of common stock were present in person or by proxy at the meeting (86.44%), which constituted a quorum for the transaction of business.

At the 2023 Annual Meeting, the stockholders voted on the following four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”). The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter were as follows:
Proposal 1. Election of Directors

The stockholders voted on a proposal to elect three Class II directors to the Company’s board of directors (the “Board”), each to serve a three-year term. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mitchell H. Gold, M.D.	39,359,956	161,613	1,940,351
Xiangmin Cui, Ph.D.	34,802,325	4,719,244	1,940,351
Jörn Drappa, M.D., Ph.D.	39,501,914	19,655	1,940,351
Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board. There were no additional director nominations brought to the 2023 Annual Meeting.
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The results of the voting included 41,447,816 votes for, 3,654 votes against, 10,450 votes abstained and no broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified.
Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)
The stockholders voted on a proposal for the approval, on an advisory basis, of the compensation of the Company's named executive officers. The results of the voting included 39,290,103 votes for, 203,623 votes against, 27,843 votes abstained and 1,940,351 broker non-votes. The compensation of the Company's named executive officers was approved, on an advisory basis.
Proposal 4. Amendment and Restatement of the Amended and Restated Certificate of Incorporation, as Amended
The stockholders voted on a proposal for the amendment and restatement of the Company's amended and restated certificate of incorporation, as amended, to limit the liability of certain officers of the Company as permitted by Delaware law. The results of the voting included 38,004,875 votes for, 1,339,148 votes against, 177,546 votes abstained and 1,940,351 broker non-votes. The amendment and restatement of the amended and restated certificate of incorporation, as amended, was affirmed. A conformed copy of the amended and restated certificate of incorporation that was filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alpine Immune Sciences, Inc. as of June 13, 2023 (conformed copy).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer